EXHIBIT 99.2

CARDIONET, INC.
EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of June 15, 2010 and is effective as of June 15, 2010 (the “Effective Date”) by and among CARDIONET, INC. (the “Company”) and JOSEPH H. CAPPER (the “Executive”).  The Company and the Executive are hereinafter collectively referred to as the “Parties”, and individually referred to as a “Party”.

RECITALS

A.                                    The Company desires assurance of the association and services of the Executive as the President and the Chief Executive Officer of the Company in order to retain the Executive’s experience, skills, abilities, background and knowledge, and is willing to engage the Executive’s services as the President and the Chief Executive Officer of the Company on the terms and conditions set forth in this Agreement.

B.                                    The Executive desires to be employed with the Company as the President and the Chief Executive Officer of the Company, and is willing to accept such employment on the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing Recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.                                      EMPLOYMENT.

1.1                               Title.  Effective as of the Effective Date, the Executive’s position shall be the Company’s President and Chief Executive Officer (“CEO”), subject to the terms and conditions set forth in this Agreement.  The Executive shall be appointed as a member of the Board of Directors (“Board”) of the Company at the first regularly scheduled Board meeting coincident with or next following the Executive’s commencement of employment with the Company, and the Board shall make reasonable commercial efforts to effect the Executive’s continued nomination to the Board.

1.2                               Term.  The term of this Agreement shall begin on the Effective Date and shall continue until it is terminated pursuant to Section 4 herein (the “Term”); provided, however, that the Executive agrees that his commencement of employment shall begin not later than July 5, 2010.

1.3                               Duties.  The Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and that are normally associated with the position of the President and CEO.  The Executive shall report to the Board.

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1.4                               Policies and Practices.  The employment relationship between the Parties shall be governed by this Agreement and by the policies and practices established by the Company and the Board, or any committee thereof to which the Board has delegated responsibility for compensation matters.  In the event that the terms of this Agreement differ from or are in conflict with the Company’s policies or practices or the Company’s Employee Handbook, this Agreement shall control.

1.5                               Location.  Except as set forth in Section 3.6, unless the Parties otherwise agree in writing, during the Term, the Executive shall perform the services the Executive is required to perform pursuant to this Agreement at the Company’s offices in Conshohocken, Pennsylvania; provided, however, that the Company may from time to time require the Executive to travel temporarily to other locations in connection with the Company’s business.

2.                                      LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

2.1                               Loyalty.  The Board expects that during the Executive’s employment by the Company, Executive shall devote his full business energies, interest, abilities and productive time to the proper and efficient performance of his duties, including, managing investor relations, providing assistance to the executive team of the Company in operations, being involved in high level management decisions as guided by the Board and serving as a facilitator of communications between the executive team of the Company and the non-employee directors; provided that Executive shall be permitted to serve as a member of the board of directors of Focused Health Solutions and such activities shall not be deemed to be in violation of this full time commitment. With the exception of the foregoing, the Executive shall not be permitted to engage in any other outside advisory activities or serve on other outside boards of directors without the prior consent of the Board; provided that the foregoing limitation shall not apply to civic or charitable activities.

2.2                               Covenant not to Compete.  During the Term, and during any period thereafter in which the Executive is receiving severance benefits from the Company, the Executive shall not engage in competition with the Company and/or any of its Affiliates (as defined below), either directly or indirectly, in any manner or capacity, as adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, stockholder, owner, co-owner, consultant, or member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products or services that are in the same field of use or which otherwise compete with the products or services of the Company, except with the prior written consent of the Board.  For purposes of this Agreement, “Affiliate” means, with respect to any specific entity, any other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified entity.

2.3                               Agreement not to Participate in Company’s Competitors.  During the Term, the Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by the Executive to be adverse or antagonistic to the Company, its business, or prospects, financial or otherwise, or in any company, person, or entity that is, directly or indirectly, in competition with the business of the Company or any of its Affiliates.  Ownership by the Executive, in professionally managed funds over which the Executive does not have control or discretion in investment decisions, or as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on a national securities exchange or in the over-the-counter market shall not constitute a breach of this Section 2.3.

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3.                                      COMPENSATION OF EXECUTIVE.

3.1                               Base Salary.  The Company shall pay the Executive a base salary at the annualized rate of Five Hundred Fifteen Thousand Dollars ($515,000) (the “Base Salary”), less payroll deductions and all required withholdings, payable in regular periodic payments in accordance with the Company’s normal payroll practices.  The Base Salary shall be prorated for any partial year of employment on the basis of a three hundred sixty-five (365) day fiscal year.

3.2                               Bonus Payments.

3.2.1                     In consideration for the Executive’s entry into this Agreement, the Company shall pay to the Executive One Hundred Fifty Thousand Dollars ($150,000) in a lump sum within thirty (30) days of the date of this Agreement.  This payment reflects a portion of the lost incentive and equity compensation awarded to the Executive by Home Diagnostics, Inc.  The Executive hereby accepts this payment together with the stock option and restricted stock unit award described in Section 3.4 as full consideration for his lost incentive and equity compensation from his current employer.  If the Executive resigns without Good Reason or is terminated by the Company for Cause prior to the first anniversary of the Effective Date, the Executive shall repay to the Company a pro rata portion of the bonus payment described in this Section 3.2.1.  The amount to be repaid shall be calculated by multiplying One Hundred Fifty Thousand Dollars ($150,000) by a fraction, the numerator of which is the difference between the number of days that have elapsed since the Effective Date and  three hundred sixty-five (365) and the denominator of which is three hundred sixty-five (365).

3.2.2                     In addition to the Executive’s Base Salary, Executive shall be eligible to receive an annual discretionary bonus under the Company’s Management Incentive Program beginning with the 2010 fiscal year. The bonus amount Executive may receive, if any, shall be discretionary and based upon the target bonus amount determined by the Board and the other criteria set forth in the Management Incentive Program as determined by and evaluated by the Board in its sole and absolute discretion.  Beginning with the 2010 fiscal year, the Board has determined that the Executive’s target bonus amount is one hundred percent (100%) of Base Salary.  For 2010, any bonus earned by the Executive shall be prorated for the Executive’s partial year of employment on the basis of a three hundred sixty-five (365) day fiscal year. Any bonus earned by the Executive shall be paid in accordance with the Company’s Management Incentive Program.

3.3                               Long Term Incentive Plan.  In addition to the Executive Base Salary and annual discretionary bonus opportunity described in Sections 3.1 and 3.2.2 above, the Executive shall be eligible to participate in the Company’s Long Term Incentive Plan (the “LTIP”) beginning with the 2010 fiscal year.  Under the LTIP, the Executive shall be eligible to receive annual stock option and restricted stock awards for each fiscal year based upon the Adjusted Dollar Value (as defined in the LTIP) as determined by and evaluated by the Board in its sole and absolute discretion.  For the 2010 fiscal year, for purposes of determining the Executive’s Adjusted Dollar Value, the Board has determined that the Executive’s target dollar value is two hundred percent (200%) of Base Salary.  For 2010, any award under the LTIP shall be prorated for the Executive’s partial year of employment on the basis of a three hundred sixty-five (365) day fiscal year.  The Executive’s receipt of any awards under the LTIP shall be subject in all respects to the terms and conditions of the LTIP, as in effect from time to time.

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3.4                               Initial Equity Grants.  Contemporaneously with this Agreement, pursuant to the Company’s 2008 Equity Incentive Plan (the “Equity Plan”), the Company shall grant to the Executive:

3.4.1                     A Restricted Stock Unit Award with respect to Sixty Thousand (60,000) shares of common stock of the Company, subject to the restrictions and conditions set forth in the Equity Plan and the Restricted Stock Unit Award Agreement attached as Exhibit A.  The restricted stock units shall vest as follows:  one hundred percent (100%) of the the Sixty Thousand (60,000) shares subject to the Restricted Stock Unit Award shall vest on the third anniversary of the date of grant; provided that Executive remains in the Continuous Service (as defined in the Equity Plan) of the Company on the third anniversary of the date of grant.  Subject in all respects to the terms of the Equity Plan and the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award, the shares of common stock of the Company represented by such vested units shall be paid to Executive on the earliest to occur of the following dates:  (i) the date on which Executive incurs a “separation from service” (as such term is defined in section 409A(a)(2)(A)(i) of the Code), subject to the six month delay described in Section 4.8 below; (ii) the date of the Executive’s death, (iii) the date of the Executive’s Disability (as defined in the Equity Plan), or (iv) the date on which a 409A Change of Control occurs.  For purposes of this Agreement, a “409A Change in Control” is a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in section 409A(a)(2)(A)(v) of the Code.

3.4.2                     A stock option (which shall be treated as an incentive stock option to the maximum extent permissible and as a nonqualified stock option as to any remainder) to purchase Five Hundred Thousand (500,000) shares of common stock of the Company, subject to the restrictions and conditions set forth in the Equity Plan and the Incentive Stock Option Agreement attached as Exhibit B.  The foregoing option shall have an exercise price equal to the closing price of a share of common stock of the Company on the Effective Date and shall vest and become exercisable as follows:  twenty-five percent (25%) of the shares subject to the option shall vest on the first anniversary of the date of grant and an additional twenty-five percent (25%) of the shares subject to the option shall vest and become exercisable on each of the second, third and fourth anniversaries thereafter; provided that the Executive remains in the Continuous Service (as defined in the Equity Plan) of the Company as of each applicable vesting date.

3.4.3                     Notwithstanding any provision of this Section 3.4, the Equity Plan, or any equity award agreement to the contrary, if a Corporate Transaction (as defined below) occurs while Executive is in the Continuous Service of the Company, all outstanding equity awards granted (including, but not limited to, the equity grants referenced in Sections 3.4.1 and 3.4.2) to Executive prior to the date of a (i) Corporate Transaction (ii) termination Without Cause or (iii) termination with Good Reason shall accelerate such that all such awards shall be deemed fully vested and immediately exercisable (to the extent applicable) as of such event.

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3.5                               Expense Reimbursements. The Company shall reimburse the Executive for all reasonable business expenses the Executive incurs in conducting his duties hereunder, pursuant to the Company’s usual expense reimbursement policies, but in no event later than thirty (30) days after the end of the calendar month following the month in which such expenses were incurred by the Executive; provided that the Executive supplies the appropriate substantiation for such expenses no later than the end of the calendar month following the month in which such expenses were incurred by the Executive.

3.6                               Relocation.  The Executive is required to relocate to the Philadelphia, Pennsylvania metropolitan area prior to the end of the twelve (12) month period following the Effective Date.  This twelve (12) month period or such lesser period of time until the Executive relocates to the Philadelphia, Pennsylvania metropolitan area shall be referred to as the “Relocation Period.”  During the Relocation Period the Parties agree that the Executive will be commuting from Florida to the Philadelphia, Pennsylvania metropoitan area.  The Company shall provide to the Executive the following additional benefits during the Relocation Period in connection with the Executive’s relocation and commuting to the Philadelphia, Pennsylvania metropoitan area:

(i)                                    the Company shall reimburse the Executive, in accordance with the policies and practices of the Company in effect from time to time, for reasonable travel expense while the Executive commutes from Florida to the Philadelphia, Pennsylvania metropolitan area for the Relocation Period;

(ii)                                the Company shall pay the Executive a housing allowance of up to $4,500 per month (such amount is the entire net amount and includes any and all gross up for applicable taxes), for temporary lodging in the Philadelphia, Pennsylvania metropolitan area during the Relocation Period; provided, however, that such payments shall be made in accordance with the policies and practices of the Company in effect from time to time and upon presentation by the Executive to the Company of appropriate documentation thereof; and

(iii)                            the Company shall reimburse the Executive for reasonable relocation expenses in connection with the Executive’s relocation from Florida to the Philadelphia, Pennsylvania metropolitan area, in accordance with the policies and practices of the Company in effect from time to time, up to a maximum of $100,000, upon presentation by the Executive to the Company of appropriate documentation thereof.  For purposes of this provision, the Company will not guarantee the sale of the Executive’s home in Florida but the reasonable relocation expenses may include costs associated with moving all household goods, closing costs on the purchase or sale of home and other general relocations costs associated with relocating the Executive and his family.  Any reimbursement for relocation expenses shall be paid in the 2011 fiscal year.

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3.7                               Changes to Compensation.  The Executive’s compensation shall be reviewed periodically and may be changed from time to time in the Company’s sole discretion.

3.8                               Employment Taxes.  All of the Executive’s compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

3.9                               Benefits.  The Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any benefit plan or arrangement that may be in effect from time to time and made available to the Company’s senior management employees.  The Executive shall also be eligible for paid vacation and paid Company holidays in accordance with Company policy.

3.10                        Indemnification.  The Company shall, to the maximum extent permitted by law, indemnify and hold the Executive harmless against any costs and expenses, including reasonable attorneys’ fees, judgments, fines, settlements and other amounts incurred in connection with any proceeding arising out of, by reason of or relating to the Executive’s employment by the Company.  The Company shall also advance to the Executive any costs and expenses incurred in defending any such proceeding to the maximum extent permitted by law.  The Company shall also provide Executive with coverage as a named insured under a directors and officers liability insurance policy maintained for the Company’s directors and officers.  The Company shall continue to maintain directors and officers liability insurance for the benefit of the Executive during the Term and for at least three (3) years following the termination of the Executive’s employment with the Company.  This obligation to provide insurance and indemnify the Executive shall survive expiration or termination of this Agreement with respect to proceedings or threatened proceedings based on acts or omissions of the Executive occurring during the Executive’s employment with the Company or with any of its Affiliates.  Such obligations shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Executive’s heirs and personal representatives.

4.                                      TERMINATION.

4.1                               Termination by the Company.  The Executive’s employment with the Company is at will and may be terminated by the Company at any time and for any reason, or for no reason, including, but not limited to, under the following conditions.  Upon any termination by the Company, the Executive agrees to resign all positions, including as an officer and, if applicable, as a director or member of the Board or any committee thereof, related to the Company and its parents, subsidiaries and Affiliates.

4.1.1                     Termination by the Company for Cause.  The Company may terminate the Executive’s employment under this Agreement for “Cause” (as defined below) by delivery of written notice to the Executive.  Any notice of termination given pursuant to this Section 4.1.1 shall effect termination as of the date of the notice, or as of such other date as specified in the notice.

4.1.2                     Termination by the Company Without Cause.  The Company may terminate the Executive’s employment under this Agreement without Cause at any time and for any reason, or for no reason.  Such termination shall be effective on the date the Executive is so informed, or as otherwise specified by the Company.

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4.2                               Termination by Executive.  The Executive’s employment with the Company is at will and may be terminated by the Executive at any time and for any reason, or for no reason, including, but not limited to, under the following conditions.  Upon any termination by the Executive, the Executive agrees to resign all positions, including as an officer and, if applicable, as a director or member of the Board or any committee thereof, related to the Company and its parents, subsidiaries and Affiliates.

4.2.1                     Termination by Executive for Good Reason.  The Executive may terminate his employment under this Agreement for “Good Reason” (as defined below) in accordance with the procedures specified in Section 4.6.2 below.

4.2.2                     Without Good Reason.  The Executive may terminate the Executive’s employment hereunder for other than Good Reason upon thirty (30) days’ written notice to the Company.

4.3                               Termination for Death or Complete Disability.  The Executive’s employment with the Company shall automatically terminate effective upon the date of the Executive’s death.  In addition, subject to the requirements of applicable law, the Company may terminate the Executive’s employment due to the Executive’s Complete Disability (as defined below).

4.4                               Termination by Mutual Agreement of the Parties.  The Executive’s employment with the Company may be terminated at any time upon a mutual agreement in writing of the Parties.  Any such termination of employment shall have the consequences specified in such agreement.

4.5                               Compensation Upon Termination.

4.5.1                     Death or Complete Disability.  If, during the Term, the Executive’s employment shall be terminated by the Company on account of the Executive’s Complete Disability as provided in Section 4.3 or due to the Executive’s death, the Company shall pay to the Executive, or to the Executive’s heirs, as applicable, the Executive’s Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination, less standard deductions and withholdings.  The Company shall thereafter have no further obligations to the Executive and/or to the Executive’s heirs under this Agreement, except as otherwise provided by law.

4.5.2                     With Cause or Without Good Reason.  If, during the Term, the Executive’s employment is terminated by the Company for Cause, or the Executive terminates the Executive’s employment hereunder without Good Reason, the Company shall pay the Executive’s Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination, less standard deductions and withholdings.  The Company shall thereafter have no further obligations to the Executive under this Agreement, except as otherwise provided by law.

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4.5.3                     Without Cause or For Good Reason.  If, during the Term, the Company terminates the Executive’s employment without Cause or the Executive resigns the Executive’s employment for Good Reason, the Company shall pay the Executive’s Base Salary and accrued and unused vacation earned through the date of termination, at the rate in effect at the time of termination, less standard deductions and withholdings.  In addition, subject to the Executive (a) furnishing to the Company an executed waiver and release of claims in the form attached hereto as Exhibit C (or in such other form as may be specified by the Company in order to comply with then-existing legal requirements to effect a valid release of claims) (the “Release”); and (b) allowing the Release to become effective in accordance with its terms, then the Executive shall be entitled to the following:

(i)                                    payment of (a) an amount equal to two times the Executive’s annual Base Salary in effect at the time of termination (but determined prior to any reduction in Base Salary that would give rise to the Executive’s right to voluntarily resign for “Good Reason” pursuant to Section 4.6.2), less required deductions and withholdings, and (b) an amount equal to two times the Executive’s on-target annual performance incentive bonus in effect at the time of termination, less required deductions and withholdings, such amounts described in (a) and (b) hereof to be paid in installments over twenty-four (24) months following the date of the Executive’s termination in accordance with the Company’s payroll practices, commencing within sixty (60) days of the date of the Executive’s termination;  and

(ii)                                continued participation in the medical, dental and vision plans in which the Executive (and where applicable, the Executive’s spouse and dependents) was enrolled as of the date of the Executive’s termination until the earlier of: (a) the date that is twenty-four (24) months after the date of the Executive’s termination, or (b) the date upon which the Executive becomes eligible to enroll in any similar plan offered or provided by an employer other than the Company, at the same premium rates and cost sharing as may be charged from time to time for employees generally, as if the Executive had continued in employment during such period.  The Executive agrees to immediately notify the Company in writing in the event the Executive becomes eligible to so enroll.

Notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of the Executive’s execution of the Release, directly or indirectly, result in the Executive designating the calendar year of payment, and if a payment that is subject to execution of the Release could be made in more than one taxable year, payment shall be made in the later taxable year.

4.6                               Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

4.6.1                     Complete Disability.  “Complete Disability” shall mean the inability of the Executive to perform the Executive’s duties under this Agreement, even with reasonable accommodation, because the Executive has become permanently disabled within the meaning of any policy of disability income insurance covering the Executive (or such other comparable employees of the Company) then in force.  In the event the Company has no policy of disability income insurance covering employees of the Company in force when the Executive becomes disabled, the term “Complete Disability” shall mean the inability of the Executive to perform the Executive’s duties under this Agreement, whether with or without reasonable accommodation, by reason of any incapacity, physical or mental, which the Company, based upon medical advice or an opinion provided by a licensed physician acceptable to the Company, determines to have incapacitated the Executive from satisfactorily performing all of the Executive’s usual services for the Company, with or without reasonable accommodation, for a period of at least one hundred twenty (120) days during any twelve (12) month period (whether or not consecutive).  Based upon such medical advice or opinion, the determination of the Company shall be final and binding and the date such determination is made shall be the date of such Complete Disability for purposes of this Agreement.

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4.6.2                     Good Reason.  “Good Reason” for the Executive to terminate the Executive’s employment hereunder shall mean the occurrence of any of the following events without the Executive’s consent:

(i)                                    a material reduction in the Executive’s duties, authority, or responsibilities or a change in Executive’s title that is accompanied by a material reduction in the Executive’s duties, authority, or responsibilities, in either case, relative to the Executive’s duties, authority, or responsibilities in effect immediately prior to such reduction;

(ii)                                Except for the relocation and commuting as set forth in Section 3.6, the relocation of the Executive’s principal business location to a point that requires a one-way increase of the Executive’s commuting distance of more than fifty (50) miles;

(iii)                            a material reduction by the Company of the Executive’s Base Salary as initially set forth herein or as the same may be increased from time to time; or

(iv)                               failure of the Company to obtain the agreement from any successor to assume and agree to perform the Company’s obligations under this Agreement;

provided, however, that such termination by the Executive shall only be deemed for Good Reason pursuant to the foregoing definition if: (A) the Executive gives the Company written notice of the intent to terminate for Good Reason within thirty (30) days following the first occurrence of the condition(s) that the Executive believes constitutes Good Reason, which notice shall describe such condition(s); (B) the Company fails to remedy such condition(s) within thirty (30) days following receipt of the written notice (the “Cure Period”); and (C) the Executive terminates his employment within thirty (30) days following the end of the Cure Period.

4.6.3                     Cause.  “Cause” for the Company to terminate the Executive’s employment hereunder shall mean the occurrence of any of the following events, as determined by the Company, in its sole discretion:

(i)                                    the Executive’s willful and repeated failure to satisfactorily perform Executive’s job duties;

(ii)                                the Executive’s willful commission of an act that materially injures the business of the Company;

(iii)                            the Executive’s willful refusal or failure to follow lawful and reasonable directions of the Board;

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(iv)          the Executive’s conviction of, or plea of nolo contendere to, any felony involving moral turpitude;

(v)            the Executive’s engaging or in any manner participating in any activity which is directly competitive with or materially injurious to the Company or any of its Affiliates or which violates any material provisions of Sections 2 and/or 5 hereof or the PIIA (as defined in Section 5);

(vi)          the Executive’s commission of any fraud against the Company, its Affiliates, employees, agents or customers or use or intentional appropriation for the Executive’s personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated; or

(vii)         the Executive’s material breach of or willful failure to comply with Company policies, including, but not limited to, equal employment opportunity or harassment policies, insider trading policies, code of ethics or conflict of interest policies, non-disclosure and confidentiality policies, travel and expense policies, workplace violence policies, Sarbanes-Oxley compliance policies, policies governing preparation and approval of financial statements,  and/or policies governing the making of financial commitments on behalf of the Company.

4.6.4       Corporate Transaction.  A “Corporate Transaction” is an Acquisition or Asset Transfer of the Company.  An “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the capital stock of the Company immediately prior to such consolidation, merger or reorganization, represents less than 50% of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty (50%) of the Company’s voting power is transferred; provided that an Acquisition shall not include (x) any consolidation or merger effected exclusively to change the domicile of the Company, or (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.  “Asset Transfer” shall mean a sale, lease, license or other disposition or all or substantially all of the assets of the Company.

4.7          Survival of Certain Sections.  Sections 2.2, 3.9, 4, 5, 6, 7, 8, 9, 12, 13, 16 and 18 of this Agreement shall survive the termination of this Agreement.

4.8          Application of Section 409A of the Internal Revenue Code.  Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Agreement (the “Severance Benefits”) that constitute “deferred compensation” within the meaning of Section 409A shall not commence in connection with the Executive’s termination of employment unless and until Executive has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h) (“Separation From Service”), unless the Company reasonably determines that such amounts may be provided to Executive without causing the  Executive to incur the additional twenty percent (20%) tax under Section 409A.

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It is intended that each payment under this Agreement shall constitute a separate “payment” and each installment of the Severance Benefits payments provided for in this Agreement shall be treated as a separate “payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i).  For the avoidance of doubt, it is intended that payments of the Severance Benefits set forth in this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulation Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9).  However, if the Company (or, if applicable, the successor entity thereto) determines that the Severance Benefits constitute “deferred compensation” under Section 409A and the Executive is, on the termination of service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i), then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Severance Benefit payments shall be delayed until the earlier to occur of: (i) the date that is six months and one day after the Executive’s Separation From Service, or (ii) the date of the Executive’s death (such applicable date, the “Specified Employee Initial Payment Date”), the Company (or the successor entity thereto, as applicable) shall (A) pay to the Executive a lump sum amount equal to the sum of the Severance Benefit payments that the Executive would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of the Severance Benefits had not been so delayed pursuant to this Section and (B) commence paying the balance of the Severance Benefits in accordance with the applicable payment schedules set forth in this Agreement.

Notwithstanding anything to the contrary set forth herein, the Executive shall receive the Severance Benefits described above, if and only if the Executive duly executes and returns to the Company within the applicable time period set forth therein, a separation agreement containing the Company’s standard form of release of claims in favor of the Company (attached to this Agreement as Exhibit C) and other standard provisions, including without limitation, those relating to non-disparagement and confidentiality (the “Separation Agreement”), and permits the release of claims contained therein to become effective in accordance with its terms.   Notwithstanding any other payment schedule set forth in this Agreement, none of the Severance Benefits shall be paid or otherwise delivered prior to the effective date of the Separation Agreement.  Except to the extent that payments may be delayed until the Specified Employee Initial Payment Date pursuant to the preceding paragraph, on the first regular payroll pay day following the effective date of the Separation Agreement, the Company shall pay the Executive the Severance Benefits Executive would otherwise have received under the Agreement on or prior to such date but for the delay in payment related to the effectiveness of the Separation Agreement, with the balance of the Severance Benefits being paid as originally scheduled.  All amounts payable under the Agreement shall be subject to standard payroll taxes and deductions.

All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (a) any reimbursement shall be for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement), (b) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (c) the reimbursement of an eligible expense shall be made on or before the last day of the calendar year following the year in which the expense is incurred and (d) the right to reimbursement is not subject to liquidation or exchange for another benefit.

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5.                                      CONFIDENTIAL AND PROPRIETARY INFORMATION.

5.1          As a condition of employment the Executive agrees to execute and abide by the Company’s Proprietary Information and Inventions Agreement, as such may be amended or replaced from time to time (“PIIA”).

5.2          The Executive recognizes that the Executive’s employment with the Company will involve contact with information of substantial value to the Company, which is not generally known in the trade, and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to, techniques, designs, drawings, processes, inventions know how, strategies, marketing, and/or advertising plans or arrangements, developments, equipment, prototypes, sales, supplier, service provider, vendor, distributor and customer information, and business and financial information relating to the business, products, services, practices and techniques of the Company, (hereinafter referred to as “Confidential and Proprietary Information”).  The Executive shall at all times regard and preserve as confidential such Confidential and Proprietary Information obtained by the Executive from whatever source and shall not, either during the Executive’s employment with the Company or thereafter, publish or disclose any part of such Confidential and Proprietary Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company.

6.                                      ASSIGNMENT AND BINDING EFFECT.

This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive’s heirs, executors, personal representatives, assigns, administrators and legal representatives.  Because of the unique and personal nature of the Executive’s duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by the Executive.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.  Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes.  Failure of the Company to obtain the agreement of any successor company to be bound by the terms of this Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement, and an event constituting Good Reason. For this purpose, “successor” means any person, firm, corporation or other business entity which at any tie, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

7.                                      NOTICES.

All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or faxed during normal business hours or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

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If to the Company:

CardioNet, Inc.

227 Washington St. #300

Conshohocken, PA 19428

Fax (610) 828-8048

Attention: Chairman of the Compensation Committee of the Board of Directors

If to the Executive:

Joseph H. Capper

Any such written notice shall be deemed given on the earlier of the date on which such notice is personally delivered or three (3) days after its deposit in the United States mail as specified above.  Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

8.                                      CHOICE OF LAW.

This Agreement is made in the Commonwealth of Pennsylvania.  This Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania.  Any disputes or proceedings regarding this Agreement shall be conducted in Conshohocken, Pennsylvania, or, by written agreement of the Parties, at a mutually convenient location in the greater Philadelphia, Pennsylvania area.

9.                                      INTEGRATION.

This Agreement, including Exhibits A, B and C and the PIIA and other documents incorporated by reference, contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of the Executive’s employment and the termination of the Executive’s employment, and, supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties.

10.                               AMENDMENT.

This Agreement cannot be amended or modified except by a written agreement signed by the Executive and the Company.

11.                               WAIVER.

No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

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12.                               SEVERABILITY.

The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal.  Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision, which most accurately represents the Parties’ intention with respect to the invalid or unenforceable term, or provision.

13.                               INTERPRETATION; CONSTRUCTION.

The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement.  This Agreement has been drafted by legal counsel representing the Company, but the Executive has been encouraged to consult with, and has consulted with, the Executive’s own independent counsel and tax advisors with respect to the terms of this Agreement.  The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

14.                               REPRESENTATIONS AND WARRANTIES.

The Executive represents and warrants that the Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that the Executive’s execution and performance of this Agreement shall not violate or breach any other agreements between the Executive and any other person or entity.

15.                               COUNTERPARTS.

This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

16.                               ARBITRATION.

To ensure the rapid and economical resolution of disputes that may arise in connection with the Executive’s employment with the Company, the Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to the Executive’s employment, or the termination of that employment, will be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration pursuant to the Federal Arbitration Act in Conshohocken, Pennsylvania conducted by the Judicial Arbitration and Mediation Services/Endispute, Inc. (“JAMS”), or its successors, under the then current rules of JAMS for employment disputes; provided that the arbitrator shall:  (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award.  Accordingly, Executive and the Company hereby waive any right to a jury trial.  Both the Executive and the Company shall be entitled to all rights and remedies that either the Executive or the Company would be entitled to pursue in a court of law.  The Company shall pay any JAMS filing fee and shall pay the arbitrator’s fee.  The arbitrator shall have the discretion to award attorneys fees to the party the arbitrator determines is the prevailing party in the arbitration.  Nothing in this Agreement is intended to prevent either the Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.  Notwithstanding the foregoing, the Executive and the Company each have the right to resolve any issue or dispute involving confidential, proprietary or trade secret information, or intellectual property rights, by Court action instead of arbitration.

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17.                               TRADE SECRETS OF OTHERS.

It is the understanding of both the Company and the Executive that the Executive shall not divulge to the Company and/or its subsidiaries any confidential information or trade secrets belonging to others, including the Executive’s former employers, nor shall the Company and/or its Affiliates seek to elicit from the Executive any such information.  Consistent with the foregoing, the Executive shall not provide to the Company and/or its Affiliates, and the Company and/or its Affiliates shall not request, any documents or copies of documents containing such information.

18.                               ADVERTISING WAIVER.

The Executive agrees to permit the Company, and persons or other organizations authorized by the Company, to use, publish and distribute advertising or sales promotional literature concerning the products and/or services of the Company, or the machinery and equipment used in the provision thereof, in which the Executive’s name and/or pictures of the Executive taken in the course of the Executive’s provision of services to the Company appear.  The Executive hereby waives and releases any claim or right the Executive may otherwise have arising out of such use, publication or distribution.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

CARDIONET, INC.

By:	/s/ Randy H. Thurman
Its:	Chairman & CEO

Dated:	6/15/2010

EXECUTIVE:

/s/ Joseph H. Capper
JOSEPH H. CAPPER

Dated:	6/15/2010

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EXHIBIT A

RESTRICTED STOCK UNIT AWARD AGREEMENT

CARDIONET, INC.
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
(2008 EQUITY INCENTIVE PLAN)

CardioNet, Inc. (the “Company”), pursuant to its 2008 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Restricted Stock Unit Award Agreement, both of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Restricted Stock Unit Award Agreement.  In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:	Joseph H. Capper
Date of Grant:	June 15, 2010
Vesting Commencement Date:	June 15, 2010
Number of Shares Subject to Award:	60,000
Consideration:	Participant’s Services

Vesting Schedule:	100% of the shares vest on the third anniversary of the Vesting Commencement Date.

If a Corporate Transaction (as defined in that certain employment agreement by and between the Participant and the Company dated June 15, 2010 (the “Employment Agreement)) occurs while the Participant is in the Continuous Service (as defined in the Plan), the vesting of the Award shall accelerate and the Award shall be deemed fully vested as of the date of the Corporate Transaction.

Issuance Schedule:	The shares will be issued in accordance with the issuance schedule set forth in Section 6 of the Restricted Stock Unit Award Agreement.

Special Tax Withholding Right:

You may direct the Company (i) to withhold, from shares otherwise issuable pursuant to the Award, a portion of those shares with an aggregate fair market value (measured as of the delivery date) equal to the amount of the applicable withholding taxes, and (ii) to make a cash payment equal to such fair market value directly to the appropriate taxing authorities, as provided in Section 10 of the Restricted Stock Unit Award Agreement.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan.  Participant further acknowledges and agrees that (i) he is subject to the restrictions on the sale of common stock of the Company set forth in the Company’s Compensation Program for Non-Employee Directors and (ii) as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements on that subject.

OTHER AGREEMENTS:                                   Employment Agreement dated June 15, 2010

ATTACHMENTS:	Restricted Stock Unit Award Agreement, 2008 Equity Incentive Plan, 2008 Equity Incentive Plan Prospectus

ATTACHMENT I

CARDIONET, INC.

2008 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement and in consideration of your services, CardioNet, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under its 2008 Equity Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award.  This Restricted Stock Unit Award Agreement shall be deemed to be agreed to by the Company and you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.  Defined terms not explicitly defined in this Restricted Stock Unit Award Agreement shall have the same meanings given to them in the Plan.  In the event of any conflict between the terms in this Restricted Stock Unit Award Agreement and the Plan, the terms of the Plan shall control.  The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.             GRANT OF THE AWARD.    This Award represents the right to be issued on a future date the number of shares of the Company’s Common Stock as indicated in the Grant Notice.  As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of shares of Common Stock subject to the Award.  This Award was granted in consideration of your services to the Company.  Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the shares or the delivery of the underlying Common Stock.

2.             VESTING.  Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.   Upon such termination of your Continuous Service, the shares credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock.

3.             NUMBER OF SHARES.

(a)           The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

(b)           Any shares, cash or other property that becomes subject to the Award pursuant to this Section 3 and Section 7, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other shares covered by your Award.

(c)           Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3.  The Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

4.             SECURITIES LAW COMPLIANCE.  You may not be issued any shares under your Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.             LIMITATIONS ON TRANSFER.  Your Award is not transferable, except by will or by the laws of descent and distribution.  In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until the shares are issued to you in accordance with Section 6 of this Agreement.  After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Agreement.

6.             DATE OF ISSUANCE.

(a)           The Company will deliver to you a number of shares of the Company’s Common Stock equal to the number of vested shares subject to your Award, including any additional shares received pursuant to Section 5 above that relate to those vested shares on the earliest to occur of the following dates (the “Settlement Date”): (i) the date on which you incur a “separation from service” (as such term is defined in section 409A(a)(2)(A)(i) of the Code) (a “Separation From Service”); (ii) your death, (iii) your Disability, or (iv) the date on which a 409A Change of Control occurs.  If a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.  For purposes of this Agreement, a “409A Change in Control” is a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in section 409A(a)(2)(A)(v) of the Code.

(b)           If the Company determines that you are subject to its policy regarding insider trading of the Company’s stock or you are otherwise prohibited from selling shares of the Company’s stock in the public market and any shares of Common Stock subject to your Award are scheduled to be delivered on a Settlement Date that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or a day when you are prohibited from selling shares of the Company’s stock in the public market and the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, then such shares shall not be delivered on such Settlement Date and shall instead be delivered as soon as practicable on the first business day within the next open “window period” applicable to you pursuant to such policy or the next day when you are not prohibited from selling shares of the Company’s stock in the public market (regardless of whether you are still providing continuous services at such time); provided, however, that unless the delay until the next open window period or the next day when you are not prohibited from selling shares of the Company’s stock in the public market would not result in the imposition of any additional taxes under the Code (including section 409A of the Code), the delivery of the shares shall not be delayed pursuant to this provision beyond sixty (60) days following the selected Settlement Date.  The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(c)           If at the time the shares would otherwise be issued to you as a result of your Separation From Service, you are subject to the distribution limitations contained in section 409A of the Code applicable to “specified employees” as defined in section 409A(a)(2)(B)(i) of the Code and applicable guidance thereunder, share issuances to you as a result of your Separation From Service shall not be made before the date which is six (6) months following the date of your Separation From Service, or, if earlier, the date of your death that occurs within such six (6) month period.

7.             DIVIDENDS.   You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

8.             RESTRICTIVE LEGENDS.  The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

9.             AWARD NOT A SERVICE CONTRACT.

(a)           Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  Nothing in this Restricted Stock Unit Award Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in Section 2 herein or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Restricted Stock Unit Award Agreement or the Plan shall:  (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Restricted Stock Unit Award Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)           By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule set forth in Section 2 is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Restricted Stock Unit Award Agreement, including but not limited to, the termination of the right to continue vesting in the Award.  You further acknowledge and agree that this Restricted Stock Unit Award Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without cause and with or without notice.

10.          WITHHOLDING OBLIGATIONS.

(a)           On or before the time you receive a distribution of the shares subject to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”).  Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b)           Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

(c)           In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

(d)           If specified in your Grant Notice, you may direct the Company to withhold shares of Common Stock with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

11.          UNSECURED OBLIGATION.  Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement.  You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement.   Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

12.          OTHER DOCUMENTS.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting officers and directors to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

13.          NOTICES.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.          MISCELLANEOUS.

(a)           The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)           You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)           You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)           This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)           All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.          GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

16.          SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.          EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

18.          CHOICE OF LAW.  The interpretation, performance and enforcement of this Agreement will be governed by the law of the State of Delaware without regard to such state’s conflicts of laws rules.

19.          AMENDMENT.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

ATTACHMENT II

2008 EQUITY INCENTIVE PLAN

ATTACHMENT III

2008 EQUITY INCENTIVE PLAN PROSPECTUS

EXHIBIT B

INCENTIVE STOCK OPTION AGREEMENT

CARDIONET, INC.

2008 EQUITY INCENTIVE PLAN

OPTION GRANT NOTICE

CardioNet, Inc. (the “Company”), pursuant to its 2008 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below.  This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:	Joseph H. Capper
Date of Grant:	June 15, 2010
Vesting Commencement Date:	June 15, 2010
Number of Shares Subject to Option:	500,000
Exercise Price (Per Share):	$6.56
Total Exercise Price:	$3,280,000
Expiration Date:	June 15, 2020

Type of Grant:	☒ Incentive Stock Option(1)	☐ Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:	1/4 of the shares vest and become exercisable on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date.

If a Corporate Transaction (as defined in that certain employment agreement by and between the Participant and the Company dated June 15, 2010 (the “Employment Agreement)) occurs while the Participant is in the Continuous Service (as defined in the Plan), the vesting of the option shall accelerate and the option shall be deemed fully vested and immediately exercisable as of the date of the Corporate Transaction.

Payment:	By one or a combination of the following items (described in the Option Agreement):

☒ By cash or check
☒ Pursuant to a Regulation T Program if the Shares are publicly traded
☒ By delivery of already-owned shares if the Shares are publicly traded
☐ By net exercise(2)

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Option Grant Notice, the Option Agreement, and the Plan.  Optionholder further acknowledges that as of the Date of Grant, this Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:	Employment Agreement dated June 15, 2010

ATTACHMENTS:  Option Agreement, 2008 Equity Incentive Plan, and Notice of Exercise

(1)  If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year.  Any excess over $100,000 is a Nonstatutory Stock Option.

(2)  An Incentive Stock Option may not be exercised by a net exercise arrangement.

ATTACHMENT I

OPTION AGREEMENT

CARDIONET, INC.

2008 EQUITY INCENTIVE PLAN

OPTION AGREEMENT
(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Option Grant Notice (“Grant Notice”) and this Option Agreement, CardioNet, Inc. (the “Company”) has granted you an option under its 2008 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice.  Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1.             VESTING.  Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.             NUMBER OF SHARES AND EXERCISE PRICE.  The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3.             EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES.  In the event that you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.

4.             METHOD OF PAYMENT.  Payment of the exercise price is due in full upon exercise of all or any part of your option.  You may elect to make payment of the exercise price in cash or by check or in one or more of the following manners:

(a)           Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b)           Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise.  “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company.  Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c)           Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, and subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the “net exercise,” (2) shares are delivered to you as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations.

5.             WHOLE SHARES.  You may exercise your option only for whole shares of Common Stock.

6.             SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7.             TERM.  You may not exercise your option before the commencement or after the expiration of its term.  The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)           immediately upon the termination of your Continuous Service for Cause;

(b)           three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or death; provided, however, that (i) if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in Section 6, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service and (ii) if (x) you are a Non-Exempt Employee, (y) you terminate your Continuous Service within six (6) months after the Date of Grant specified in your Grant Notice, and (z) you have vested in a portion of your option at the time of your termination of Continuous Service, your option shall not expire until the earlier of (A) the later of the date that is seven (7) months after the Date of Grant specified in your Grant Notice or the date that is three (3) months after the termination of your Continuous Service, or (B) the Expiration Date;

(c)           twelve (12) months after the termination of your Continuous Service due to your Disability;

(d)           twelve (12) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e)           the Expiration Date indicated in your Grant Notice; or

(f)            the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability.  The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

8.             EXERCISE.

(a)           You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)           By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, or (ii) the disposition of shares of Common Stock acquired upon such exercise.

(c)           If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

9.             TRANSFERABILITY.  Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.  In addition, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust, provided that you and the trustee enter into transfer and other agreements required by the Company.

10.          OPTION NOT A SERVICE CONTRACT.  Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment.  In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as an Employee, Director or Consultant for the Company or an Affiliate.

11.          WITHHOLDING OBLIGATIONS.

(a)           At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)           Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes).  Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)           You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied.  Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

12.          NOTICES.  Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

13.          ACKNOWLEDGEMENT OF RECEIPT OF PLAN AND OFFICIAL PLAN PROSPECTUS.  You hereby acknowledge the receipt of a copy of the Plan and the official prospectus for the Plan.

14.          GOVERNING PLAN DOCUMENT.  Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

ATTACHMENT II

2008 EQUITY INCENTIVE PLAN

ATTACHMENT III

NOTICE OF EXERCISE

CARDIONET, INC.
2008 EQUITY INCENTIVE PLAN

NOTICE OF EXERCISE

CardioNet, Inc.
227 Washington St. #300
Conshohocken, PA 19428	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	☐ Incentive	☐ Nonstatutory

Stock option dated:

Number of shares as to which option is exercised:

Shares to be issued in name of:

Total exercise price:	$

Cash or check payment delivered herewith:	$

Regulation T Program (cashless exercise)	$

Value of shares of CardioNet, Inc. Common Stock delivered herewith(3):	$

[Value of shares of CardioNet, Inc. common stock pursuant to net exercise(4):]	$

(3)           Shares must meet the public trading requirements set forth in the option.  Shares must be valued on the date of exercise in accordance with the terms of the Plan and the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests.  Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the CardioNet, Inc. 2008 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

Very truly yours,

Joseph H. Capper

(4)           CardioNet, Inc. must have established net exercise procedures at the time of exercise in order to utilize this payment method and must expressly consent to your use of net exercise at the time of exercise.

EXHIBIT C

RELEASE AND WAIVER OF CLAIMS

TO BE SIGNED FOLLOWING TERMINATION WITHOUT CAUSE

OR RESIGNATION FOR GOOD REASON

In consideration of the payments and other benefits set forth in the Employment Agreement of                           , 2010, to which this form is attached, I, Joseph H. Capper, hereby furnish CARDIONET, INC. (the “Company”), with the following release and waiver (“Release and Waiver”).

In exchange for the consideration provided to me by the Employment Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, Affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release and Waiver.  This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the the Pennsylvania Human Rights Act (as amended) (“PHRA”).  Notwithstanding the foregoing, I shall be entitled to enforce the terms of any employee benefit plan of the Company in which I am, on the date of this Release and Waiver, due a benefit, and to be indemnified by the Company as to any liability, cost or expense for which I would have been indemnified during employment, in accordance with the bylaws of the Company, for actions taken on behalf of the Company within the scope of my employment with the Company.

I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already

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entitled as an executive of the Company.  If I am forty (40) years of age or older upon execution of this Release and Waiver, I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that:  (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I should consult with an attorney prior to executing this Release and Waiver; and (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired without my having previously revoked this Release and Waiver.

I acknowledge my continuing obligations under my Proprietary Information and Inventions Agreement.  Pursuant to the Proprietary Information and Inventions Agreement I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control.  I understand and agree that my right to the severance pay I am receiving in exchange for my agreement to the terms of this Release and Waiver is contingent upon my continued compliance with my Proprietary Information and Inventions Agreement.

I agree, covenant and promise that I will not in any way communicate the terms of this Release and Waiver to any person other than my immediate family, my attorney and my financial consultant or when necessary to enforce this Release and Waiver or to advise a third party of my obligations under this Release and Waiver.  I agree not to disparage the name, business reputation or business practices of the Company, or any of its subsidiaries or Affiliates, or their respective officers, employees and directors.

This Release and Waiver constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company that is not expressly stated herein.  This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company.

Date:	By:
Joseph H. Capper

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